Exhibit 21 to the Annual
                                                   Report on Form 10-K for the
                                                   year ended December 31, 1994




                                  W.W. GRAINGER, INC.

                          Subsidiaries as of  March 1, 1995





Allied Safety, Inc. (Virginia)

Bossert Industrial Supply, Inc. (Illinois)

Dayton Electric Manufacturing Co. (Illinois)

Grainger Caribe, Inc. (Illinois)

Grainger FSC, Inc. (U.S. Virgin Islands)

Grainger, SA de CV (Mexico)

Lab Safety Supply, Inc. (Wisconsin)

WWG de Mexico, SA de CV (Mexico)

WWG International, Inc. (Illinois)

WWG Servicios, SA de CV (Mexico)


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